EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration
Statement Nos. 33-22990, 33-38210, 33-51588 and 33-61624 on Forms
S-3 and in Registration Statement Nos. 2-83273, 2-98984,
33-27288, 33-38209, and 33-86078 on Forms S-8 of Jackpot
Enterprises, Inc. of our report dated September 24, 1999, appearing in this Annual Report on Form 10-K of Jackpot
Enterprises, Inc. for the year ended June 30, 1999.


DELOITTE & TOUCHE LLP

Las Vegas, Nevada
September 24, 1999